                        WFS FINANCIAL 1996-D OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of March 31, 1997
                    for Distribution Date of April 20, 1997


                    Original            Beginning                                               Prior        Current
                   Principal          Outstanding                         Accelerated       Principal      Principal
                     Balance            Principal         Principal         Principal       Carryover      Carryover
 Classes                                  Balance     Distributable           Portion       Shortfall      Shortfall
--------------------------------------------------------------------------------------------------------------------
   A-1        115,000,000.00       115,000,000.00     64,578,570.66      3,470,870.27            0.00           0.00

   A-2        110,000,000.00       110,000,000.00              0.00              0.00            0.00           0.00

   A-3        220,000,000.00       220,000,000.00              0.00              0.00            0.00           0.00

   A-4         50,950,000.00        50,950,000.00              0.00              0.00            0.00           0.00

Certificate    49,050,000.00        49,050,000.00              0.00              0.00            0.00           0.00

--------------------------------------------------------------------------------------------------------------------
      TOTAL   545,000,000.00       545,000,000.00      64,578,570.66     3,470,870.27            0.00           0.00
--------------------------------------------------------------------------------------------------------------------

                                            Remaining           TOTAL
                                           Outstanding         PRINCIPAL
                      Principal             Principal         AND INTEREST
 Classes            Distribution             Balance          DISTRIBUTION
   A-1              68,049,440.93         46,950,559.07       70,509,163.15

   A-2                       0.00        110,000,000.00        2,463,388.89

   A-3                       0.00        220,000,000.00        5,139,138.89

   A-4                       0.00         50,950,000.00        1,239,358.75

Certificate                  0.00         49,050,000.00        1,212,080.00

-------------------------------------------------------------------------------
      TOTAL         68,049,440.93        476,950,559.07       80,563,129.68
-------------------------------------------------------------------------------




                                                  Prior       Current
                                               Interest      Interest                        Deficiency      Policy
       Note        Interest     Calculated    Carryover     Carryover         Interest          Claim         Claim
    Classes           Rate      Interest      Shortfall     Shortfall       Distribution        Amount       Amount
--------------------------------------------------------------------------------------------------------------------
   A-1               5.50%    2,459,722.22         0.00          0.00       2,459,722.22        0.00          0.00

   A-2               5.80%    2,463,388.89         0.00          0.00       2,463,388.89        0.00          0.00

   A-3               6.05%    5,139,138.89         0.00          0.00       5,139,138.89        0.00          0.00

   A-4               6.30%    1,239,358.75         0.00          0.00       1,239,358.75        0.00          0.00

Certificate          6.40%    1,212,080.00         0.00          0.00       1,212,080.00        0.00          0.00

                                                                                                --------------------
                                                                                                0.00          0.00
                                                                                                --------------------


                                                                                                Note Percentage       100.00%

                                                                                                Certificate Percentage  0.00%
----------------------------------------------------------------------------------------        -----------------------------
 TOTAL                       12,513,688.75         0.00          0.00      12,513,688.75
----------------------------------------------------------------------------------------

                        WFS FINANCIAL 1996-D OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of March 31, 1997
                    for Distribution Date of April 20, 1997





COLLECTIONS
                                                                                                         DOLLARS

Payments received                                                                                       87,278,582.05

   Plus:
       Servicer Advances                                                         3,220,886.99
       Reimbursement of holds                                                      933,055.43
                                                                                -------------
                                                                                                         4,153,942.42
     Less:
       Reimbursement Advances
       Funds deposited in Holds Account                                         (1,400,324.32)
                                                                                (1,908,437.91)
                                                                                -------------
                                                                                                        (3,308,762.23)
                                                                                                        -------------
Total Funds Available for Distribution                                                                  88,123,762.24
                                                                                                        =============

DISTRIBUTIONS

   Servicing Fee                                                                 1,735,435.00
   Trustee and Other Fees                                                          292,825.11
   Other Miscellaneous Payments                                                    214,721.83
                                                                                -------------
                                                                                                         2,242,981.94

   Note Interest Distributable Amount - Class A-1              2,459,722.22
   Note Interest Distributable Amount - Class A-2              2,463,388.89
   Note Interest Distributable Amount - Class A-3              5,139,138.89
   Note Interest Distributable Amount - Class A-4              1,239,358.75
                                                              -------------

       Total Note Interest Distributable Amount               11,301,608.75

   Certificate Interest Distributable Amount                   1,212,080.00
                                                              -------------

Total Interest Distribution                                                     12,513,688.75


   Note Principal Distributable Amount - Class A-1 thru A-3   68,049,440.93

   Note Principal Distributable Amount - Class A-4                     0.00

   Certificate Principal Distributable Amount                          0.00
                                                              -------------

Total Principal Distribution                                                    68,049,440.93
                                                                                -------------

Total Principal and Interest Distribution                                                               80,563,129.68

   Spread Account Deposit                                                                                5,317,650.62


Total Distributions                                                                                     88,123,762.24
                                                                                                        =============

                        WFS FINANCIAL 1996-D OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of March 31, 1997
                    for Distribution Date of April 20, 1997




    PORTFOLIO DATA:
                                                                      # of loans
      Beginning Security Balance                                         49,698                           545,000,000.00

        Less Scheduled Principal Balance                                      0        28,621,815.49
          Accelerated Principal Portion                                       0         3,470,870.27
          Full Prepayments                                                3,126        29,648,198.52
          Partial Prepayments                                                 0                 0.00
          Liquidations                                                      651         6,308,556.65
                                                                                       -------------
                                                                                                           68,049,440.93
                                                                                                          --------------
      Ending Security Balance                                            45,921                           476,950,559.07

    OTHER RELATED INFORMATION:

    Spread Account:

      Beginning Balance                                                                16,350,000.00
        Deposits                                                                        5,317,650.62
        Reductions                                                                              0.00
      Ending Balance                                                                                       21,667,650.62
                                                                                       -------------
      Beginning Initial Deposit Repayment                                              16,350,000.00
      Repayments                                                                                0.00
                                                                                       -------------
      Ending Initial Deposit Repayment                                                                     16,350,000.00

   Modified Accounts:
      Principal                                                                                 0.00%               0.00
      Scheduled Balance                                                                         0.00%               0.00

    Servicer Advances
      Beginning Unreimbursed Advances:                                                          0.00
      New Advances                                                                      3,220,886.99
      Advances Reimbursed                                                              (1,400,324.32)
                                                                                       -------------
      Ending Unreimbursed Advances:                                                                         1,820,562.67

    Holding Account:
      Beginning Balance                                                                         0.00
      Funds Deposited                                                                   1,908,437.91
      Withdrawal to Collection Account                                                   (933,055.43)
                                                                                       -------------
      Ending Balance                                                                                          975,382.48

    Net Charge-Off Data:                                              # of loans
      Charge-Offs                                                           588         2,871,445.57
      Recoveries                                                            247           482,730.90
                                                                                       -------------
      Net Charge-Offs                                                       341                             2,388,714.67

    Delinquencies (P&I):                                              # of loans
      30-59 Days                                                            422         4,302,955.43
      60-89 Days                                                            131         1,418,642.77
      90-119 Days                                                            80           834,983.40
      120-149 Days                                                            4            28,222.72
      150 days and over                                                       0                 0.00


    Repossessions                                                           168           970,508.94

    Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
      of the Sale and Servicing Agreement)                                    0                                     0.00

    Charge-Off Percentage                                                                                           3.16%
    Delinquency Percentage                                                                                          0.53%

    WAC                                                                                                            15.9042%
    WAM                                                                                                            52.398

                        WFS FINANCIAL 1996-D OWNER TRUST
                             Officer's Certificate
                for Master Service Report Date of March 31, 1997
                    for Distribution Date of April 20, 1997





         Detailed Reporting

               See Schedule F




         WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of March 31, 1997 and were performed in conformity with the Sale and Servicing Agreement dated December 1, 1996.



                                       /s/ Lee A. Whatcott
                                       -------------------------------
                                       Lee A. Whatcott
                                       Executive Vice President
                                       Chief Financial Officer

                                       /s/ Mark Olson
                                       --------------------------------
                                       Mark Olson
                                       Vice President
                                       Controller